UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2013

BullsnBears.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4731 W. Atlantic Avenue, Suite B-7, Delray Beach, FL	33445
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 265-5657

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In November 2013 BullsNBears.com, Inc. entered into two reseller agreements pursuant to which we are able to offer to small cap issuers a platform which is a cost effective, streamlined, single management solution for the preparation and filing of SEC documents, resale and posting of press releases as well as providing management of an issuer’s Investor Relations webpage.

Pursuant to a Reseller Agreement with JAKT, LLC dated November 11, 2013, we were appointed as an independent non-exclusive reseller to market and sell the JAKT products, namely news release services. The agreement is for a term of one year and automatically renews for one year unless automatically terminated.

Pursuant to a Reseller Agreement with XBRL.Biz LLC dated November 11, 2013, we were appointed as a non-exclusive reseller of XBRL products to be sold under our brands. The XBRL products include the receipt of documents from issuers to be filed with the SEC; edgarizing of the documents, the conversion to XBRL and the filing of the documents with SEC. The term of the XBRL Agreement is for a term of one year and is renewable for one year periods unless earlier terminated.

Item 7.01

Regulation FD Disclosure.

On November 12, 2013 BullsnBears.com, Inc. issued a press release announcing that it had launched a B2B Small Cap Issuer Solutions Platform.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of BullsnBears.com, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description

99.1

Press release dated November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BullsnBears.com, Inc.

Date: November 22, 2013	By: /s/ James M. Palladino
James M. Palladino, Chief Executive Officer

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